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                                                                EXHIBIT (14)(a)



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of 1933 of The PNC(R) Fund with respect to the transfer of all assets and liabilities of the Municipal Money, New Jersey Municipal Money, Pennsylvania Municipal Money, Cash Reserve, U.S. Treasury, Municipal Bond, New Jersey Municipal Bond, Pennsylvania Municipal Bond, Equity Income, Growth, Small Company, International Equity, Balanced, Short/Intermediate, Fixed Income and International Fixed Income Funds of the Compass Capital Group of Funds to the Municipal Money Market, New Jersey Municipal Money Market, Pennsylvania Municipal Money Market, Money Market, Government Money Market, Tax-Free Income, New Jersey Tax-Free Income, Pennsylvania Tax-Free Income, Value Equity, Growth Equity, Small Cap Growth Equity, International Equity, Balanced, Short-Term Bond, Core Fixed Income, and International Fixed Income Portfolios, respectively, of the PNC(R) Fund:

     1. The incorporation by reference of our report dated November 23, 1994 accompanying the financial statements of the PNC(R) Fund into its Statement of Additional Information dated July 24, 1995, which is included in the Registration Statement.

     2. The inclusion of our report dated April 14, 1995 accompanying the financial statements of the Compass Capital Group of Funds, which is included in its Statement of Additional Information dated July 1, 1995, which is included in the Registration Statement.

     3. The incorporation by reference of our reports dated November 23, 1994 and April 14, 1995, accompanying the financial statements of The PNC(R) Fund and the Compass Capital Group Funds, respectively, into the Statement of Additional Information related to the Combined Proxy Statement/Prospectus.

     4. The reference to our Firm under the headings "Financial Statements and Experts" and "Other Service Providers for Compass Portfolios, BIT Portfolios and PNC(R) Portfolios" in the aforementioned Combined Proxy Statement/Prospectus and reference to our Firm under the heading "Financial Highlights" in The PNC(R) Fund Prospectuses and "Miscellaneous-Independent Accountants" and "Financial Statements" in the Statement of Additional Information of The PNC(R) Fund.

     5. The reference to our Firm under the heading "Financial Highlights" and "Counsel and Independent Accountants" in the Compass Capital Group of Funds Prospectuses and "Auditors" and in the Statement of Additional Information of the Compass Capital Group of Funds.


/s/ COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 6, 1995